Exhibit 10.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THIS WARRANT AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE PLEDGED, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

XsunX, Inc.

Warrant for the Purchase of

500,000,000 Shares of Common Stock

For Value Received, XsunX, Inc., a Colorado corporation (the “Company”), hereby grants to [Director] (the “Holder”) warrants to purchase from the Company 500,000,000 fully paid and non-assessable shares of common stock, no par value, of the Company for a purchase price per share of $0.00001.

The purpose of this Warrant is to compensate Holder for serving on the board of directors of the Company without compensation in fiscal 2019. The Company estimates the value of the services provided by Holder during 2019 to be $2,500 and assigns a value of $2,500 to this Warrant.

In this Warrant, (i) the common stock, no par value, of the Company is referred to as the “Common Stock;” (ii) the shares of the Common Stock purchasable under this Warrant are referred to as the “Warrant Shares;” (iii) the aggregate purchase price payable for the Warrant Shares purchasable under this Warrant is referred to as the “Aggregate Warrant Price;” (iv) the price payable for each of the Warrant Shares is referred to as the “Per Share Warrant Price;” (v) June 1, 2020 is referred to as the “Issuance Date;” and (vi) and the Company’s planned 1-for-1000 reverse stock split is referred to as the “Stock Split.”

1.         Exercise of Warrant

(a)         This Warrant may be exercised by the Holder in whole at any time, or in part from time to time, commencing on the Issuance Date and prior to 5:00 P.M., Cleveland time, on the tenth anniversary of the date that the Company completes the Stock Split, by the surrender of this Warrant (with the exercise notice, in the attached form (the “Exercise Notice”), duly executed) at the address set forth in Section 8, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, to the Company.

(b)         If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares that have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant in connection with the exercise of this Warrant pursuant to the terms hereof, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled upon such exercise and, if this Warrant is exercised in whole, in lieu of any fractional share of Common Stock, the number of shares of Common Stock to which the Holder shall be entitled shall be rounded to the nearest whole share, and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof, if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

(c)         Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant, in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Warrant Price, and elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of this formula:

A =         the total number of shares of Common Stock with respect to which this Warrant is then being exercised.

B =         the Fair Market Value of the Common Stock on the date immediately preceding the date of the Exercise Notice.

C =         the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

“Fair Market Value” means: (i) if the Common Stock is listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination; or (ii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the board of directors of the Company.

(d)         Upon exercise of this Warrant, the Company shall promptly (but in no event later than five business days after the date the Exercise Notice is delivered to the Company (the “Exercise Date”)) issue or cause to be issued and cause to be delivered to the Holder a certificate for the Warrant Shares.

(e)         To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

2.         Reservation of Warrant Shares. The Company agrees that, prior to the expiration of this Warrant and after the Stock Split, the Company shall at all times (a) have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, 100% of the shares of Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal. The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

3.         Certain Adjustments

(a)         In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine or reverse-split its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, then the Per Share Warrant Price and the number of Warrant Shares shall forthwith be proportionately decreased and increased, respectively, in the case of a subdivision, distribution or stock dividend, or proportionately increased and decreased, respectively, in the case of a combination or reverse stock split. The Aggregate Warrant Price payable for the then total number of Warrant Shares available for exercise under this Warrant shall remain the same. Adjustments made pursuant to this Section 3(a) shall become effective on the record date in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If such dividend, distribution, subdivision or combination is not consummated in full, the Per Share Warrant Price and Warrant Shares shall be readjusted accordingly. Upon completion of the Stock Split, the number of Warrant Shares shall be 500,000 and the Per Share Warrant Price shall be $0.01.

(b)         In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of all or substantially all of the assets of the Company, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company but excluding any exchange of securities or merger with another corporation in which the Company is a continuing corporation and that does not result in any reclassification of or similar change in the Common Stock), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Section 3(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be provided to the Holder not more than five business days after such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

(c)         Whenever the Per Share Warrant Price or the number of Warrant Shares is adjusted as provided in this Section 3 and upon any other modification of the rights of the Holder in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and provide such statement to Holder.

(d)         In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of the adjustments set forth in this Section 3 then, in each such case, the board of directors of the Company shall in good faith determine the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon such determination, the Company will promptly notify the Holder and shall make the adjustments described therein.

4.         Fully Paid Stock; Taxes. The shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, subject to compliance by the Holder with the terms hereof, at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal imposed by any agreement to which the Company is a party, and the Company will take all such actions as may be necessary to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company shall pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof to the extent required because of the issuance by the Company of such security.

5.         Investment Intent; Limited Transferability

(a)         By accepting this Warrant, the Holder represents to the Company that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the

Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available. The Holder further represents to the Company, by accepting this Warrant, that it has full power and authority to accept this Warrant and make the representations set forth herein.

(b)         The Holder, by its acceptance of this Warrant, represents to the Company that it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act. The Holder agrees, by acceptance of this Warrant, that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

6.         Loss, etc., of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

7.         Warrant Holder Not Stockholder. This Warrant does not confer upon the Holder any right to vote on or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, relating to the Warrant Shares, prior to the exercise hereof.

8.         Communication. No notice or other communication under this Warrant shall be effective or deemed to have been given unless, the same is in writing and is mailed by first-class mail, postage prepaid, or via recognized overnight courier with confirmed receipt, addressed to:

(a) the Company at XsunX, Inc., 8834 Mayfield Road, Chesterland, Ohio 44026, Dan Martin, or such other address as the Company has designated in writing to the Holder; or

(b) the Holder at [Director], [Address], or such other address as the Holder has designated in writing to the Company.

9.         Applicable Law. This Warrant will be governed by and interpreted in accordance with the laws of the State of Ohio without regard to the principles of conflict of laws. The parties hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of Ohio with respect to any dispute arising under this Warrant or the transactions contemplated hereby or thereby.

10.         Amendment, Waiver, etc. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

In Witness Whereof, the Company has caused this Warrant to be signed by the undersigned duly authorized officer, effective the Issuance Date.

XsunX, Inc.

/s/ Daniel G. Martin
By Daniel G. Martin, Chief Executive Officer

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

Ladies and Gentlemen:

(1) The undersigned is the Holder of a warrant dated June 1, 2020 (the “Warrant”) issued by XsunX, Inc., a Colorado corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2) The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant.

(3) The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	Cash Exercise

☐	“Cashless Exercise” under Section 1(c) in accordance with the terms of the Warrant

(4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $_______ to the Company in accordance with the terms of the Warrant.

(5) Pursuant to this Exercise Notice, the Company shall deliver to the Holder _____________ Warrant Shares in accordance with the terms of the Warrant.

Dated: _______________, _____

_________________________________

[Director]

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